EXHIBIT 10.15



                           RECAPITALIZATION AGREEMENT

         THIS RECAPITALIZATION AGREEMENT is made this day of October __, 1996, by and among BRUNSWICK TECHNOLOGIES, INC., a Maine corporation having a principal place of business at Brunswick, Maine, and the parties identified on Schedule A annexed hereto, being all of the owners of shares of Common stock without par value ("No Par Common Stock") in said Brunswick Technologies, Inc., after having been adopted by a vote of such stockholders at a special meeting of stockholders on August 26, 1996.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. When used herein, the following terms shall have the meanings set forth as follows:

                  a. Company. The "Company" shall mean Brunswick Technologies, Inc., a Maine corporation having a principal place of business at Brunswick, Maine.

                  b. Shareholders. The "Shareholders" shall mean the parties identified on Schedule A annexed hereto, being all of the owners of shares of Common Stock without par value in the Company, and each of which may be sometimes referred to herein as a "Shareholder."

                  c. No Par Common Stock. "No Par Common Stock" shall mean shares of common stock in the Company, no par value per share.

                  d. Par Common Stock. "Par Common Stock" shall mean shares of common stock in the Company, $.0001 par value per share:

                  e. Effective Date. "Effective Date" shall mean the date that the Company files its Restated Articles of Incorporation immediately prior to the effectiveness of the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission with respect to the initial public offering of the Par Common Stock, except to the extent such Effective Date must be deemed to be on or after the date of filing of the Plan of Recapitalization, in which case it shall be deemed to be the date of such filing.

                  f. Plan of Recapitalization. "Plan of Recapitalization" shall mean the plan of recapitalization to be adopted by the Company and filed with the Secretary of State of Maine on or before the Effective Date.








         1.2 Number; Gender. Unless the context otherwise requires, all words importing the singular shall include the plural and vice versa, and the use of words in the masculine, feminine or neuter genders shall be deemed to mean and include all such other genders.

                                   ARTICLE II
                        CONVERSION OF NO PAR COMMON STOCK

         2.1 On the Effective Date each Share of No Par Common Stock shall be converted into a share of Par Common Stock.

                                   ARTICLE III
                    ADOPTION OF PLAN; DELIVERY OF INSTRUMENTS

         3.1 Adoption of Plan. As soon as practicable after execution of this Agreement, the Company shall cause the adoption by its Board of Directors and shareholders, as appropriate, of a Plan of Recapitalization in substantially the form annexed hereto as Schedule B, and shall execute and file with the Secretary of State of Maine any and all Articles of Amendment to its Articles of Incorporation or other documents or instruments necessary and appropriate to effectuate the recapitalization described in this Agreement, effective as of the Effective Date.

         3.2 Delivery of Instruments. On or before the Effective Date each Shareholder shall deliver to the Company all of such Shareholder's share certificates, and other instruments evidencing such Shareholder's ownership of No Par Common Stock being converted pursuant to this Agreement.

         3.3 Issuance of New Instruments. As of the Effective Date, the Company will cause the issuance to each Shareholder of certificates representing shares of Par Common Stock in accordance with the terms of this Agreement and the Plan of Recapitalization.

         3.4 Further Instruments. The parties hereto agree to execute and deliver all such additional agreements, instruments and undertakings as may be reasonably necessary or desirable and requested by any party, in order to more fully effectuate the purpose of this Agreement.

                                   ARTICLE IV
                                  MISCELLANEOUS

         4.1 Entire Agreement. This Agreement, including any Exhibits and Schedules annexed hereto, constitutes the entire Agreement of the parties with respect to the subject matter hereof, superseding all prior agreements, written or verbal, relating to such subject matter.








         4.2 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, successors, legal representatives and assigns.

         4.3 Modification; Waiver. No modification, amendment, waiver or termination of this Agreement may be made except in writing executed by the party against whom enforcement of such modification, amendment, waiver or termination is sought.

         4.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws in effect in the State of Maine.

         4.5 Captions. all captions and headings herein are for the convenience of the parties only, and shall not be deemed to be a part of or an aid in the interpretation of this Agreement.

         4.6 Severability. Whenever feasible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         4.7   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.





Brunswick Technologies, Inc.                 -------------------------------
                                             Dudley B. Follansbee
By: ____________________________

________________________________
                                             -------------------------------
  its _________________,                     Lisa Anderson-Bisson
  thereunto duly authorized


STOCKHOLDERS:                                -------------------------------
                                             John V. Busch
Vetrotex CertainTeed Corporation

By: ____________________________             -------------------------------
                                             Jurgen Kok
________________________________

  its _________________,                     -------------------------------
  thereunto duly authorized                  Herschel Sternlieb


-------------------------------
Martin S. Grimnes










                                   SCHEDULE A

             Holders of Common Stock of Brunswick Technologies, Inc.


Vetrotex CertainTeed Corporation

Martin S. Grimnes

Dudley B. Follansbee

Lisa Anderson-Bisson

John V. Busch

Jurgen Kok

Herschel Sternlieb







                                   SCHEDULE B

                          Brunswick Technologies, Inc.

                            Plan of Recapitalization


         1. Present Common Stock. The present authorized capital of the Corporation consists of (i) 100,000 shares of Common Stock ("Old Common Stock");
(ii) 3,657 shares of Series AA Convertible Preferred Stock; (iii) 33,167 shares of Series BB Convertible Preferred Stock; (iv) 18,000 shares of Series C Convertible Preferred Stock; and (v) 16,000 shares of Series D Convertible Preferred Stock, all of which stocks have no par value.

         2. Proposed Restatement of Articles of Incorporation. It is proposed to restate the Articles of Incorporation of the Corporation to (i) authorize 20,000,000 shares of common stock with a par value of $0.0001 ("New Common Stock"); and (2) authorize a new series of preferred stock with a par value of $10.00.

         3. Conversion of Old Common Stock. Each issued and outstanding share of Old Common Stock shall be automatically converted into one share of New Common Stock.

         4. Effectiveness of Plan. This Plan of Recapitalization shall become effective immediately prior to the declaration by the Securities and Exchange Commission of the effectiveness of the Company's Registration Statement on Form S-1 with respect to the initial public offering of the New Common Stock.

         5. Abandonment or Modification of Plan. The Board of Directors may, in its discretion, amend or modify this Plan of Recapitalization; provided, however, that any such amendment requiring an amendment to the Articles of Incorporation of the Corporation shall be approved by the shareholders of the Corporation in accordance with its Articles of Incorporation and By-Laws.